SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act Of 1934

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ChromaVision Medical Systems, Inc.

(Name of Registrant As Specified In Its Charter)

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CHROMAVISION MEDICAL SYSTEMS, INC.
33171 PASEO CERVEZA
SAN JUAN CAPISTRANO, CA 92675

March 9, 2004

TO THE STOCKHOLDERS OF CHROMAVISION MEDICAL SYSTEMS, INC.:

ChromaVision Medical Systems, Inc. (the “Company”) has obtained the written consent of a majority of its stockholders of record as of February 27, 2004 to approve an amendment to the Company’s Certificate of Incorporation, increasing the authorized number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from 50,000,000 to 100,000,000 shares. This amendment has also been approved by the Company’s Board of Directors. Therefore, your consent is not required and is not being solicited in connection with this action.

Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company’s stockholders of the foregoing amendment to the Company’s Certificate of Incorporation. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.

By order of the Board of Directors
/s/ Stephen T. D. Dixon

Stephen T. D. Dixon
Executive Vice President and Chief Financial Officer

CHROMAVISION MEDICAL SYSTEMS, INC.
33171 PASEO CERVEZA
SAN JUAN CAPISTRANO, CA 92675

INFORMATION STATEMENT

Background

     We are furnishing this Information Statement to the stockholders of ChromaVision Medical Systems, Inc., a Delaware corporation (the “Company”), in connection with the amendment to the Company’s Certificate of Incorporation to effect an increase in the authorized number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), from 50,000,000 to 100,000,000 shares (the “Amendment”).

     The Board of Directors has adopted a resolution setting forth the Amendment, declaring its advisability and calling on the stockholders to consider the Amendment. In order to amend the Company’s Certificate of Incorporation, the holders of a majority of the outstanding shares of Common Stock must vote in favor of the amendment. The Company’s Certificate of Incorporation permits shareholders to act by written consent rather than at a meeting of the stockholders. Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (each of which is a wholly-owned subsidiary of Safeguard Scientifics, Inc.) collectively hold 62.1% of the Company’s outstanding Common Stock and have adopted a resolution by written consent of stockholders to approve the Amendment. Therefore, the requirements of the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws have been met and no further action by the stockholders is required to approve the Amendment.

     In accordance with the regulations of the Securities and Exchange Commission (the “Commission”), the stockholders’ consent will become effective approximately 21 days following the mailing of this Information Statement to the Company’s stockholders. It is expected that the Amendment to the Certificate of Incorporation will become effective on or about March 30, 2004 upon its filing with the Secretary of State of the State of Delaware.

     The approximate date on which this information statement is first being sent or given to stockholders is March 9, 2004. It is being sent to holders of the Company’s common stock as of the close of business on March 1, 2004, the record date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company will pay the entire cost of furnishing this Information Statement. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The close of business on March 1, 2004 has been fixed as the record date (the “Record Date”) for the determination of holders of Common Stock of the Company who are entitled to receive this Information Statement.

     You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

Voting Securities

     As of February 27, 2004, the Company had 40,883,834 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. On February 27, 2004, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc., which collectively hold 25,409,279 shares of the Common Stock (or approximately 62.1% of the shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial
Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of February 27, 2004 by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all directors and executive officers of the Company as a group.

FEBRUARY 27, 2004
BENEFICIAL OWNERSHIP

	Amount and nature
Name and address of	of beneficial
beneficial owner (1)(2)	ownership	Percent of class (3)

Safeguard Scientifics, Inc. (4)
435 Devon Park Drive
800 Building Wayne, PA 19087	25,832,128	62.5%
Michael F. Cola	0	*
Anthony Craig	6,000	*
Heather Creran	0	*
Charles A. Root (5)	151,018	*
Irwin Scher (6)	60,000	*
Frank P. Slattery, Jr. (7)	32,500	*
Jon R. Wampler (8)	63,000	*
Kenneth D. Bauer, Ph.D. (9)	177,740	*
Stephen T.D. Dixon (10)	87,500	*
Karen K. Garza	0	*
Jose de la Torre-Bueno, Ph.D. (11)	204,171	*
David Weisenthal (12)	93,729	*
Executive officers and directors as a group (12 persons)	853,158	2.09%

* Less than 1%.

(1) Address shall not be included for directors and officers.

(2) Unless otherwise indicated, to the Company’s knowledge each person or group has sole voting and investment power and with respect to all listed shares.

(3) Each listed person’s percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(4) Includes 22,393,407 shares beneficially owned by Safeguard Delaware, Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“SDI”), and 3,438,721 shares beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“SSDI”). Safeguard Scientifics, Inc. and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares held by each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI. Included in the 22,393,407 shares beneficially owned by SDI are 422,849 currently exercisable warrants.

(5) Includes 46,250 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

(6) Includes 10,000 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

(7) Includes 12,500 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

(8) Includes 500 shares held in a family trust and 62,500 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

(9) Includes 177,740 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

(10) Includes 87,500 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

(11) Includes 21,500 total shares held in two family trusts, 2,101 shares held in a 401(k) plan and 177,736 shares this person has the right to acquire beneficial ownership of within sixty (60) days.

Dissenters’ Rights

     No dissenters’ rights or appraisal rights of stockholders arise under Delaware corporate law as a result of the approval of the increase in the authorized number of shares or the Amendment.

The Amendment to Increase the Number of Authorized Shares of Common Stock

     The Company currently has 40,884,834 shares of common stock outstanding. In addition, the Company currently has unexercised options and warrants to purchase approximately 7,308,000 shares of common stock (not all of which are immediately exerciseable). As a result, approximately 48,192,834 of the Company’s 50,000,000 authorized shares of common stock are either currently outstanding or may be issuable upon exercise of outstanding options and warrants.

     On February 17, 2004 the Company’s Board of Directors adopted resolutions setting forth the amendment, declaring its advisability and calling on the stockholders to consider the approval of the Amendment. On February 27, 2004, the holders of record of more than a majority of the outstanding shares of Common Stock approved the Amendment increasing the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares.

     In approving the Amendment, the Board of Directors believed that it was prudent to have additional shares of Common Stock available in order to enable the Company to meet its capital needs for the foreseeable future through private or public offerings of its equity securities and for general corporate purposes, including without limitation, acquisitions, stock dividends, stock splits or other recapitalizations and grants of stock options and/or restricted stock under equity incentive plans. The availability of additional shares of Common Stock may allow the Company to take advantage of market conditions or potential opportunities without having to delay action subject to a shareholder vote.

     The Company has recently announced that it intends to pursue certain new business initiatives complementary to its existing business, including the provision of in-house laboratory services, and the Company may in the near future raise additional financing in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to, among other things, fund the implementation and expansion of such initiatives. Any equity or debt securities issued in connection with such a private placement would be offered solely to a limited number of accredited investors pursuant to an exemption from the registration requirements of the Securities Act, would not be registered under the Securities Act and could not be offered or sold except pursuant to a registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. No such offer or sale is made hereby.

     If, as and when we elect to offer or sell additional securities, you will have no right to purchase any of such securities. Such a right to purchase securities in potential offerings is sometimes called a preemptive right. Under the terms of a securities purchase agreement dated June 13, 2002, the Company granted Safeguard Delaware, Inc. (or a designated affiliate) preemptive rights to purchase its pro-rata share of all equity securities that the Company proposes to sell and issue in the future (other than compensatory grants of stock options to directors, officers, employees and consultants). The pro-rata share of Safeguard will be determined on an as-converted basis, which means giving effect to the issuance of all shares of capital stock which can be acquired from the Company or any wholly-owned subsidiary of the Company upon conversion or exercise in full of purchase rights under the terms of any Common Stock, Preferred Stock or other security which is convertible or exercisable to acquire any Common Stock or Preferred Stock of the Company. If we issue shares below the then-current market price, existing stockholders (other than Safeguard if it exercises preemptive rights) may experience dilution of their ownership in the Company.

Delivery of Documents to Security Holders Sharing an Address

     Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 33171 Paseo Cerveza, San Juan Capistrano, CA, Attn: Investor Relations, or by phone at (888) 443-3310.

Effective Date of the Amendment

     The Amendment will become effective when the Certificate of Amendment of Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, is filed with the Secretary of State of the State of Delaware, which is expected to be on or about March 30, 2004.

By order of the Board of Directors
/s/ Stephen T. D. Dixon

Stephen T. D. Dixon
Executive Vice President and Chief Financial Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CHROMAVISION MEDICAL SYSTEMS, INC.

     CHROMAVISION MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the board of directors held on February 17, 2004, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

          RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:

          4. The aggregate number of shares that the corporation shall have authority to issue is One Hundred Eight Million (108,000,000) shares, of which One Hundred Million (100,000,000) shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).

SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated February 27, 2004.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ChromaVision Medical System, Inc. has caused this certificate to be executed by Stephen T.D. Dixon, its Executive Vice President and Chief Financial Officer and duly authorized officer, as of March ___, 2004.

CHROMAVISION MEDICAL SYSTEMS, INC.

Name: Stephen T. D. Dixon
Title: Executive Vice President and Chief Financial Officer